Exhibit 99.1

BorgWarner Inc.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 3, 2023, BorgWarner Inc. (the “Company” or “BorgWarner”) completed the previously announced separation (the “Separation”) of its Fuel Systems and Aftermarket businesses by means of a spin-off (the “Spin-Off”), into a separate, publicly traded company, PHINIA Inc. (“PHINIA”). On July 3, 2023, each of the Company’s stockholders of record as of the close of business on June 23, 2023 (the “Record Date”), received one ordinary share of PHINIA for every five ordinary shares of the Company held on the Record Date (the “Distribution Date”). The Separation was structured as a tax free Spin-Off to holders of BorgWarner common stock for U.S. federal income tax purposes, except for cash that stockholders received in lieu of fractional shares. PHINIA is now an independent public company that trades under the symbol “PHIN” on the New York Stock Exchange.

After the Distribution Date, the Company does not beneficially own any ordinary shares of PHINIA and will no longer consolidate PHINIA within its financial results. Beginning with the third quarter of 2023, PHINIA’s historical financial results for periods prior to the Distribution Date will be reflected in the Company’s consolidated financial statements as discontinued operations for all periods presented.

The following unaudited pro forma Condensed Consolidated Balance Sheet as of March 31, 2023, is presented as if the Spin-Off, as described in the notes to these unaudited pro forma Condensed Consolidated Financial Statements, had occurred on March 31, 2023.

The unaudited pro forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2023 and for each of the years ended December 31, 2022, 2021 and 2020, is presented as if the Separation had occurred on January 1, 2020, in that they reflect the removal of PHINIA results for all periods presented. Pro forma adjustments included in the unaudited pro forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2023 and for the year ended December 31, 2022 give effect to the Spin-Off and related events as if they had occurred as of January 1, 2022. Pro Forma adjustments shown on the unaudited pro forma Condensed Consolidated Financial Statements are transaction accounting adjustments.

The unaudited pro forma Condensed Consolidated Financial Statements are subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. The unaudited pro forma Condensed Consolidated Financial Statements are based on the historical financial statements of BorgWarner for the periods presented and in the opinion of BorgWarner management, all adjustments and disclosures necessary for a fair statement of the pro forma data have been made.

These unaudited pro forma Condensed Consolidated Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the events reflected been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma Condensed Consolidated Financial Statements and the notes thereto should be read together with:

•BorgWarner’s audited Consolidated Financial Statements and the notes thereto as of and for the year ended December 31, 2022, and Management’s Discussion and Analysis included in BorgWarner’s Annual Report on Form 10-K for the year ended December 31, 2022;

•BorgWarner’s unaudited Condensed Consolidated Financial Statements and the notes thereto as of and for the three months ended March 31, 2023, and Management’s Discussion and Analysis included in BorgWarner’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023; and

•PHINIA’s audited annual and unaudited Interim Combined Financial Statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in PHINIA’s Registration Statement on Form 10 first filed with the SEC on May 18, 2023 and most recently amended on June 9, 2023.

In the enclosed unaudited pro forma Condensed Consolidated Balance Sheet and unaudited pro forma Condensed Consolidated Statement of Operations, the amounts reflected in each of the columns presented are described below:

Historical BorgWarner Inc.
This column reflects the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the Spin-Off and related events.

The historical Condensed Consolidated Balance Sheet as of March 31, 2023 and the Condensed Consolidated Statements of Operations for the three months ended March 31, 2023 were derived from the Company’s unaudited Interim Condensed Consolidated Financial Statements included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. The historical Consolidated Statements of Operations for each of the years ended December 31, 2022, 2021 and 2020 were derived from the Company’s audited Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2022.

Removal of PHINIA Inc.
The unaudited pro forma financial information related to the Removal of PHINIA Inc. has been prepared in accordance with the discontinued operations guidance in Accounting Standards Codification 205, “Financial Statement Presentation”, unless otherwise noted in the footnotes to the unaudited pro forma Condensed Consolidated Financial Statements. Therefore, this does not reflect what BorgWarner’s or PHINIA’s results of operations would have been on a stand-alone basis, and are not necessarily indicative of BorgWarner’s or PHINIA’s future results of operations. Discontinued operations does not include any allocation of general corporate overhead expenses of BorgWarner to PHINIA. The information in the Removal of PHINIA Inc. column was prepared based on BorgWarner’s interim unaudited and annual audited financial statements and only includes costs that are directly attributable to the results of PHINIA.

The Company believes that the adjustments included within the Removal of PHINIA Inc. column of the unaudited pro forma Condensed Consolidated Financial Statements are consistent with the guidance for discontinued operations in accordance with U.S. GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes the accounting for the discontinued operations to be reported in the Annual Report on Form 10-K for the year ending December 31, 2023.

Transaction Accounting Adjustments
This column in the unaudited pro forma Condensed Consolidated Statements of Operations and the unaudited pro forma Condensed Consolidated Balance Sheet reflect additional pro forma adjustments which are further described in the accompanying notes. The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable to reflect the impact of events directly attributable to the Spin-Off. The pro forma adjustments do not reflect future events that may occur after the Spin-Off. Further, the Spin-Off has the potential to impact the allocation of profit across jurisdictions as well as various tax structuring actions and strategies. Evidence could become available which may require the Company to adjust its tax positions including those related to valuation allowances, which could impact the Company’s financial results as outlined in the unaudited pro forma Condensed Consolidated Financial Statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2023

(in millions)	Historical BorgWarner Inc.	Removal of PHINIA Inc. (a)	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Cash, cash equivalents and restricted cash	$950	$(181)	$634	c	$1,403
Receivables, net	3,566	(849)	—		2,717
Inventories, net	1,800	(493)	—		1,307
Prepayments and other current assets	291	(40)	163	i	414
Total current assets	6,607	(1,563)	797		5,841

Property, plant and equipment, net	4,463	(923)	(2)	d	3,538
Investments and long-term receivables	895	(124)	—		771
Goodwill	3,420	(422)	—		2,998
Other intangible assets, net	1,033	(427)	—		606
Other non-current assets	699	(162)	—	f	537
Total assets	$17,117	$(3,621)	$795		$14,291

LIABILITIES AND EQUITY
Notes payable and other short-term debt	$62	$(1)	$—		$61
Accounts payable	2,676	(478)	—		2,198
Other current liabilities	1,410	(359)	47	f,i	1,098
Total current liabilities	4,148	(838)	47		3,357

Long-term debt	4,175	(26)	—		4,149
Retirement-related liabilities	223	(97)	8	f	134
Other non-current liabilities	892	(140)	16	g,i	768
Total liabilities	9,438	(1,101)	71		8,408

Commitments and contingencies

Common stock	3	—	—		3
Capital in excess of par value	2,661	—	—		2,661
Retained earnings	7,632	(2,596)	724	c,d,f,g,i	5,760
Accumulated other comprehensive (loss) income	(824)	76	—	f	(748)
Common stock held in treasury, at cost	(2,031)	—	—		(2,031)
Total BorgWarner Inc. stockholders’ equity	7,441	(2,520)	724		5,645
Noncontrolling interest	238	—	—		238
Total equity	7,679	(2,520)	724		5,883
Total liabilities and equity	$17,117	$(3,621)	$795		$14,291

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the period ended March 31, 2023

(in millions, except share and per share amounts)	Historical BorgWarner Inc.	Removal of PHINIA Inc. (a,b)	Transaction Accounting Adjustments	Notes	Pro Forma
Net sales	$4,180	$(797)	$—	d	$3,383
Cost of sales	3,430	(624)	2	d	2,808
Gross profit	750	(173)	(2)		575

Selling, general and administrative expenses	384	(85)	(1)	d	298
Restructuring expense	7	(4)	—		3
Other operating expense (income), net	19	(18)	—		1
Operating income	340	(66)	(1)		273

Equity in affiliate's earnings, net of tax	(4)	3	—		(1)
Unrealized loss on debt and equity securities	15	—	—		15
Interest expense, net	10	1	—		11
Other postretirement expense	2	—	—		2
Earnings before income taxes and noncontrolling interest	317	(70)	(1)		246

Provision for income taxes	87	(20)	—	g	67
Net earnings	230	(50)	(1)		179
Net earnings attributable to noncontrolling interest, net of tax	13	—	—		13
Net earnings attributable to BorgWarner Inc.	$217	$(50)	$(1)		$166

Earnings per share attributable to BorgWarner Inc. - basic	$0.93				$0.71

Earnings per share attributable to BorgWarner Inc. - diluted	$0.93				$0.71

Weighted-average shares outstanding
Basic	232.8				232.8
Diluted	234.4				234.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the period ended December 31, 2022

(in millions, except share and per share amounts)	Historical BorgWarner Inc.	Removal of PHINIA Inc. (a,b)	Transaction Accounting Adjustments	Notes	Pro Forma
Net sales	$15,801	$(3,167)	$(6)	d,h	$12,628
Cost of sales	12,700	(2,451)	6	d	10,255
Gross profit	3,101	(716)	(12)		2,373

Selling, general and administrative expenses	1,610	(322)	(29)	d,e,h	1,259
Restructuring expense	59	(11)	—		48
Other operating expense (income), net	58	(19)	(1)	e	38
Operating income	1,374	(364)	18		1,028

Equity in affiliate's earnings, net of tax	(38)	11	—		(27)
Unrealized loss on debt and equity securities	73	—	—		73
Interest expense, net	52	(1)	—		51
Other postretirement income	(31)	31	—		—
Earnings before income taxes and noncontrolling interest	1,318	(405)	18		931

Provision for income taxes	292	(98)	3	g	197
Net earnings	1,026	(307)	15		734
Net earnings attributable to noncontrolling interest, net of tax	82	—	—		82
Net earnings attributable to BorgWarner Inc.	$944	$(307)	$15		$652

Earnings per share attributable to BorgWarner Inc. - basic	$4.01				$2.77

Earnings per share attributable to BorgWarner Inc. - diluted	$3.99				$2.75

Weighted-average shares outstanding
Basic	235.5				235.5
Diluted	236.8				236.8

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the period ended December 31, 2021

(in millions, except share and per share amounts)	Historical BorgWarner Inc.	Removal of PHINIA Inc. (a,b)	Pro Forma
Net sales	$14,838	$(3,029)	$11,809
Cost of sales	11,983	(2,346)	9,637
Gross profit	2,855	(683)	2,172

Selling, general and administrative expenses	1,460	(377)	1,083
Restructuring expense	163	(55)	108
Other operating expense, net	81	(14)	67
Operating income	1,151	(237)	914

Equity in affiliate's earnings, net of tax	(48)	7	(41)
Unrealized loss on debt and equity securities	362	—	362
Interest expense, net	93	(2)	91
Other postretirement income	(45)	38	(7)
Earnings before income taxes and noncontrolling interest	789	(280)	509

Provision for income taxes	150	(86)	64
Net earnings	639	(194)	445
Net earnings attributable to noncontrolling interest, net of tax	102	(1)	101
Net earnings attributable to BorgWarner Inc.	$537	$(193)	$344

Earnings per share attributable to BorgWarner Inc. - basic	$2.25		$1.44

Earnings per share attributable to BorgWarner Inc. - diluted	$2.24		$1.44

Weighted-average number of common shares outstanding
Basic	238.1		238.1
Diluted	239.5		239.5

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the period ended December 31, 2020

(in millions, except share and per share amounts)	Historical BorgWarner Inc.	Removal of PHINIA Inc. (a,b)	Pro Forma
Net sales	$10,165	$(947)	$9,218
Cost of sales	8,255	(756)	7,499
Gross profit	1,910	(191)	1,719

Selling, general and administrative expenses	951	(138)	813
Restructuring expense	203	(27)	176
Other operating expense, net	138	(1)	137
Operating income	618	(25)	593

Equity in affiliate's earnings, net of tax	(18)	1	(17)
Unrealized gain on debt and equity securities	(382)	—	(382)
Interest expense, net	61	(2)	59
Other postretirement income	(7)	3	(4)
Earnings before income taxes and noncontrolling interest	964	(27)	937

Provision for income taxes	397	(15)	382
Net earnings	567	(12)	555
Net earnings attributable to noncontrolling interest, net of tax	67	—	67
Net earnings attributable to BorgWarner Inc.	$500	$(12)	$488

Earnings per share attributable to BorgWarner Inc. - basic	$2.35		$2.29

Earnings per share attributable to BorgWarner Inc. - diluted	$2.34		$2.28

Weighted-average number of common shares outstanding
Basic	213.0		213.0
Diluted	214.0		214.0

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following items resulted in transaction accounting adjustments in the unaudited pro forma Condensed Consolidated Financial Statements:

a.Reflects the removal of the associated assets, liabilities and operations attributable to PHINIA, which were included in the Company’s historical financial statements.

b.Net sales and cost of sales from BorgWarner to PHINIA under intercompany sales agreements were previously eliminated in consolidation by BorgWarner. BorgWarner and PHINIA will continue certain of these arrangements post Spin-Off. The supply agreements governing these sales arrangements represent a continuation of existing historical product sales from BorgWarner to PHINIA and are, therefore, recast as third-party sales. Sales under such arrangements totaled $36 million for the three-months ended March 31, 2023 and $154 million, $171 million and $75 million for each of the years ended December 31, 2022, 2021 and 2020 and are reflected as a reduction in net sales and cost of sales in the Removal of PHINIA Inc. balances.

c.Reflects the $771 million of term loan and revolver borrowings (net of debt issuance costs) received by PHINIA in connection with the Spin-Off. PHINIA used $634 million of the proceeds to make a special payment to BorgWarner to repay outstanding indebtedness to BorgWarner as of the Distribution Date.

d.Reflects the impact of contract manufacturing agreements that BorgWarner and PHINIA entered into in connection with the Spin-Off for product supply. The contract manufacturing agreements relate to entities in Mexico and China. BorgWarner will both sell to and purchase products from PHINIA under these arrangements resulting in the pro forma adjustment of net sales, cost of sales and selling, general and administrative expenses. The arrangements feature consideration set at cost plus a fixed margin for the designated products. The impact of these arrangements on net sales is negligible and $(3) million for the three months ended March 31, 2023, and the year ended December 31, 2022, respectively. The impact of these arrangements on cost of sales is $2 million and $6 million for the three months ended March 31, 2023 and the year ended December 31, 2022, respectively. The impact of these arrangements on selling, general and administrative expenses is $(1) million and $(2) million for the three months ended March 31, 2023, and the year ended December 31, 2022, respectively. Further, certain assets were transferred by BorgWarner to PHINIA as a result of the contract manufacturing agreements. The impact of those transfers is reduction of $2 million in BorgWarner property, plant and equipment, net. The estimate for these adjustments is based upon the terms of the latest draft agreement and is subject to change.

e.In connection with the Spin-Off, BorgWarner entered into a transition services agreement with PHINIA whereby BorgWarner will continue to provide support with functional area services (“forward services”) at a cost to PHINIA (cost plus markup of 5%). These services cover finance, information technology, and infrastructure. The adjustment for transition services agreement costs is expected to decrease the selling, general and administrative expenses by $23 million and increase the ‘Other operating (income) expense, net’ by $1 million for the year ended December 31, 2022.

f.In connection with the Spin-Off and as a result of the legal split of certain plans, a portion of PHINIA’s defined benefit plans and other postretirement employee benefit plans transfer to BorgWarner through the establishment of mirror plans. The pro forma adjustments reflect plan assets and obligations primarily associated with the Company’s active, retired, and other former employees in certain jurisdictions. The adjustments in the unaudited pro forma Condensed     Consolidated Balance Sheet as of March 31, 2023 are included in the table below with negligible impacts on all accounts, except Retirement related liabilities.

($ in millions)	As of March 31, 2023
Other non-current assets	$—
Deferred income taxes	$—
Other current liabilities	$—
Retirement related liabilities	$8
Accumulated other comprehensive income (loss)	$—

g.Reflects a $2 million deferred tax liability as of March 31, 2023 for the impact of the transaction accounting adjustments at the applicable statutory income tax rates, where valuation allowances were not required, based on the locations generating the related taxable activity. The tax effects of the transaction accounting adjustments resulted in a negligible and $3 million income tax expense for the three months ended March 31, 2023, and the year ended December 31, 2022, respectively.

h.Reflects the impact of changes from a Supply Agreement with a certain PHINIA entity and BorgWarner. The Supply Agreement replaces cost reimbursement provided by BorgWarner, previously recorded in selling, general and administrative expenses by PHINIA, with a discount in product supply cost. The agreement will only affect the pro forma Condensed Consolidated Statement of Operations for the year ended December 31, 2022 as the arrangement is already accounted for on this basis in 2023. The agreement has an impact of decreasing net sales by $3 million and decreasing selling, general and administrative expenses by $4 million.

i.These adjustments reflect the indemnification assets and liabilities established pursuant to the tax matters agreement. These adjustments are estimates, the impacts of which are presented below.

($ in millions)	As of March 31, 2023
Prepayment and other current assets	$163
Other current liabilities	$47
Other non-current liabilities	$14